UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Ultratech Inc.

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Company Contacts:

Ultratech

Bruce R. Wright

Senior Vice President & CFO

Phone:   408/321-8835

The Blueshirt Group

Suzanne Schmidt, 415/217-4962

suzanne@blueshirtgroup.com

Melanie Solomon, 415/217-4964

melanie@blueshirtgroup.com

(UTEKG)

Agency Contact: MCA, Inc. Angie Kellen, 650/968-8900 Senior Account Director akellen@mcapr.com

ULTRATECH RECEIVES MULTIPLE SYSTEM, FOLLOW-ON ORDER FOR

FAN-OUT WAFER-LEVEL PACKAGING APPLICATIONS

Ultratech’s AP300 Lithography Systems will be used for Next-generation, High-volume,

Fan-out Wafer-level Packaging Applications

SAN JOSE, Calif.—June 28, 2016—Ultratech, Inc. (Nasdaq: UTEK), a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HBLEDs), as well as atomic layer deposition (ALD) systems, today announced that it has received a multiple-system, follow-on order from a leading semiconductor manufacturer for its advanced packaging AP300 lithography systems. The AP300 systems will be utilized for high-volume, fan-out wafer-level packaging (FOWLP) applications used to manufacture leading-edge chips. Ultratech will begin shipping the additional systems in the second quarter of this year to the customer’s facility in Asia.

Ultratech General Manager and Vice President of Lithography Products Rezwan Lateef stated, “Fan-out technologies continue to be regarded as the optimal solution for the highly-demanding mobile and wireless markets. While traditional 3D techniques, such as TSV, are still too expensive for industry-wide adoption, FOWLP is being leveraged as a cost-effective packaging solution that delivers excellent performance and a small form factor. Ultratech’s application-specific options for FOWLP lithography provide superior results to meet the challenges of fan-out wafer processing, such as die surface-to-mold non-planarity, die misalignment and wafer warpage. This follow-on order further confirms our technology leadership and the value proposition of our AP300 systems over full-field 1X scanners and reduction steppers. As we continue to build on our relationship with this valued customer, we look forward to supporting their aggressive technology roadmap which includes the utilization of interposers for high-end processors.”

Ultratech’s AP300 Family of Lithography Steppers

The AP300 family of lithography systems is built on Ultratech’s customizable Unity Platform™, delivering superior overlay, resolution and side wall profile performance and enabling highly-automated and cost- effective manufacturing. These systems are particularly well suited for copper pillar, fan-out, through-silicon via (TSV) and silicon interposer applications. In addition, the platform has numerous application-specific product features to enable next-generation packaging techniques, such as Ultratech’s award winning dual-side alignment (DSA) system, utilized around the world in volume production.

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ULTRATECH RECEIVES MULTIPLE SYSTEM ORDER FOR AP300 SYSTEMS………….PAGE 2 OF 2

Safe Harbor

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “anticipates,” “expects,” “remains,” “thinks,” “intends,” “believes,” “estimates,” and similar expressions and include management’s current expectation of its longer term prospects for success. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; reliability and technical acceptance of our products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; improvements, including in cost and technical features, of competitors’ products; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; customer and product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; and other factors described in our SEC reports including our Annual Report on Form 10-K filed for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q filed for the quarterly period ended April 2, 2016. Due to these and other factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

Additional Information: In connection with the solicitation of proxies, Ultratech, Inc. (“Ultratech”) has filed with the Securities and Exchange Commission (the “SEC”), a definitive proxy statement and other relevant documents concerning the proposals to be presented at Ultratech’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The proxy statement contains important information about Ultratech and the 2016 Annual Meeting. In connection with the 2016 Annual Meeting, Ultratech has mailed the definitive proxy statement to stockholders. In addition, Ultratech files annual, quarterly and special reports, proxy statements and other information with the SEC. You are urged to read the proxy statement and other information because they contain important information about Ultratech and the proposals to be presented at the 2016 Annual Meeting. These documents are available free of charge at the SEC’s website (www.sec.gov) or from Ultratech at our investor relations website (http://ir.ultratech.com). The contents of any websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

Ultratech and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Ultratech’s stockholders in connection with the election of directors and other matters to be proposed at the 2016 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by Ultratech with the SEC.

About Ultratech: Ultratech, Inc. (Nasdaq: UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: frontend semiconductor, backend semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition, the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

(UTEKG)

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Unity Platform is a trademark of Ultratech, Inc.